Exhibit 99.1

NEWS RELEASE

Victory Capital Reports Record Second Quarter 2026 Results

Second-Quarter Highlights

•
Total Client Assets of $346.1 billion
•
Long-term gross flows of $22.1 billion
•
Long-term net inflows of $4.2 billion
•
GAAP operating margin of 44.5%
•
GAAP net income per diluted share of $1.68
•
Adjusted EBITDA margin of 55.8%
•
Adjusted net income with tax benefit per diluted share of $2.21
•
Board authorizes regular quarterly cash dividend of $0.50 per share

San Antonio, Texas, August 5, 2026 — Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or “the Company”) today reported record financial results for the quarter ended June 30, 2026.

"The second quarter was a landmark period for Victory Capital, reporting record revenue, Adjusted EBITDA, Adjusted EBITDA margin, and earnings per share,” said David C. Brown, Chairman and Chief Executive Officer. “We also achieved record total client assets, supported by an all-time high in long-term quarterly gross sales. Notably, we achieved $4.2 billion in positive long-term net flows for the quarter and have positive long-term net flows year to date, through June 30. This reflects the strategic investments we have made, the momentum we have built across our distribution channels, and the strength of our operating platform.

“Investment performance remained excellent during the quarter. As of June 30, 2026, 71%, 68%, 65%, and 81% of our AUM outperformed benchmarks over the respective 1-, 3-, 5-, and 10-year periods. In addition, 60% of our rated AUM in mutual funds and ETFs was rated four or five stars overall by Morningstar.

“The drivers of our record gross sales and positive net flows this quarter were broad-based. Our international distribution efforts, our U.S. institutional channel, and, within our intermediary channel, our VictoryShares ETF platform each drove meaningful flows, together producing a result that showcases the breadth and depth of our distribution platform.

"We maintained a consistent fee rate and our industry-leading margins for the quarter. Our Adjusted EBITDA margin highlights the durability of our platform and the discipline we apply across every dimension of our business.

"We continued to return capital to shareholders. We returned $138 million through share repurchases of 1.1 million shares of VCTR common stock and dividends paid during the quarter.

“Inorganic growth remains a strategic priority. The integration of Pioneer Investments is now complete, and the full run-rate of net expense synergies has been fully recognized. Our pipeline is full and active, our standards remain high, and we only pursue transactions that make our Company better.

"As always, we continue to focus on serving our clients, which is our top priority."

The table below presents AUM, and certain GAAP and non-GAAP (“adjusted”) financial results. Due to rounding, AUM values and other amounts in this press release may not add up precisely to the totals provided.

(in millions except per share amounts or as otherwise noted)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Assets Under Management[1]
Ending	$342,450	$309,835	$298,563	$342,450	$298,563
Average	331,345	318,746	284,977	325,045	229,383

AUM Long-term Flows[2]
Long-term Gross	$22,113	$18,946	$15,423	$41,060	$24,732
Long-term Net	4,201	(457)	(660)	3,744	(1,865)

AUM Money Market/Short-term Flows
Money Market / Short-term Gross	$311	$235	$308	$546	$485
Money Market / Short-term Net	(91)	(197)	(144)	(288)	(188)

AUM Total Flows
Total Gross	$22,424	$19,181	$15,731	$41,606	$25,217
Total Net	4,110	(654)	(804)	3,456	(2,053)

Consolidated Financial Results (GAAP)
Revenue	$435.4	$388.0	$351.2	$823.4	$570.8
AUM revenue realization (in bps)	47.9	47.6	49.4	47.7	50.1
Operating expenses	241.6	228.8	257.0	470.4	383.7
Income from operations	193.7	159.2	94.2	352.9	187.1
Operating margin	44.5%	41.0%	26.8%	42.9%	32.8%
Net income	139.4	112.1	58.7	251.5	120.7
Earnings per diluted share	$1.68	$1.33	$0.68	$3.01	$1.59
Cash flow from operations	135.4	121.0	(6.6)	256.4	74.5

Adjusted Performance Results (Non-GAAP)[3]
Adjusted EBITDA	$242.7	$204.0	$178.5	$446.7	$294.9
Adjusted EBITDA margin	55.8%	52.6%	50.8%	54.3%	51.7%
Adjusted net income	172.2	142.7	122.5	314.8	200.5
Tax benefit of goodwill and acquired intangible assets	10.7	10.5	10.3	21.2	20.4
Adjusted net income with tax benefit	182.9	153.2	132.8	336.1	220.9
Adjusted net income with tax benefit per diluted share[4]	$2.21	$1.82	$1.57	$4.02	$2.96

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

2 Long-term AUM is defined as total AUM excluding Money Market and Short-term assets.

3 The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

4 The Company includes participating securities in its computation of adjusted earnings per diluted share, including shares of series A Non-Voting Convertible Preferred stock.

AUM, Flows and Investment Performance

At June 30, 2026, Victory Capital had total client assets of $346.1 billion, assets under management of $342.5 billion, and other assets of $3.6 billion. Total AUM increased by $32.7 billion to $342.5 billion at June 30, 2026, compared with $309.8 billion at March 31, 2026. The increase was primarily due to positive market action of $28.5 billion and net inflows of $4.1 billion.

As of June 30, 2026, Victory Capital offered 189 investment strategies through its multiple autonomous Investment Franchises and Solutions Platform. The table below presents outperformance against benchmarks by AUM as of June 30, 2026.

Percentage of AUM Outperforming Benchmark
Trailing	Trailing	Trailing	Trailing
1-Year	3-Years	5-Years	10-Years
71%	68%	65%	81%

Second Quarter 2026 Compared with First Quarter 2026

Revenue increased 12.2% to $435.4 million in the second quarter, compared with $388.0 million in the first quarter, primarily due to higher average AUM and crystallization of certain annual fees over the comparable period. GAAP operating margin expanded by 350 basis points in the second quarter to 44.5%, up from 41.0% in the first quarter, due to an increase in revenue and $8.3 million decrease in acquisition-related costs, partially offset by an increase in variable operating expenses as a result of an increase in operating results. Second quarter GAAP net income increased 24.3% to $139.4 million, up from $112.1 million in the prior quarter.

Adjusted net income with tax benefit increased 19.4% to $182.9 million, or $2.21 per diluted share, in the second quarter, up from $153.2 million, or $1.82 per diluted share, in the first quarter. Adjusted EBITDA increased $38.7 million to $242.7 million in the second quarter compared to $204.0 million in the first quarter. Adjusted EBITDA margin expanded 320 basis points in the second quarter of 2026 to 55.8% compared with 52.6% in the prior quarter.

Second Quarter 2026 Compared with Second Quarter 2025

Revenue for the three months ended June 30, 2026, increased 24.0% to $435.4 million, compared with $351.2 million in the same quarter of 2025 as a result of higher average AUM over the comparable period.

Operating expenses were $241.6 million compared with $257.0 million in last year’s second quarter reflecting decreases in acquisition-related and restructuring and integration costs of $26.4 million and $11.4 million, respectively, partially offset by increases in variable operating expenses that rose as a result of the higher average AUM. GAAP operating margin expanded 1,770 basis points to 44.5% in the second quarter, from 26.8% in the same quarter of 2025. GAAP net income increased 137.3% to $139.4 million in the second quarter compared with $58.7 million in the same quarter of 2025.

Adjusted net income with tax benefit increased 37.7% to $182.9 million, or $2.21 per diluted share, in the second quarter, compared with $132.8 million, or $1.57 per diluted share in the same quarter last year. Adjusted EBITDA increased 36.0% to $242.7 million, compared with $178.5 million in the same quarter of last year. Year-over-year, adjusted EBITDA margin expanded 500 basis points to 55.8% in the second quarter of 2026, compared with 50.8% in the same quarter last year.

Six Months Ended June 30, 2026 Compared with Six Months Ended June 30, 2025

On April 1, 2025, the Company completed the acquisition of Amundi US and reintroduced the brand Pioneer Investments for the acquired business and investment products. Year-over-year results reflect the acquisition of Amundi US, which closed on April 1, 2025. Revenue for the six months ended June 30, 2026, increased 44.2% to $823.4 million, compared with $570.8 million in the same period of 2025 as a result of higher average AUM over the comparable period.

GAAP operating margin expanded 1,010 basis points, in the six months ended June 30, 2026 to 42.9%, up from 32.8% in the same period of 2025, due to higher variable operating expenses as a result of the higher average AUM and an expanded business partially offset by decreases in acquisition-related and restructuring and integration costs of $27.5 million and $9.4 million, respectively, primarily related to the acquisition of Amundi US in 2025. Six months ended June 30, 2026 GAAP net income increased 108.4% to $251.5 million, up from $120.7 million in the prior period.

Adjusted net income with tax benefit increased 52.2% to $336.1 million, or $4.02 per diluted share, in the six months ended June 30, 2026, compared with $220.9 million, or $2.96 per diluted share in the same period last year. Adjusted EBITDA increased 51.5% to $446.7 million, compared with $294.9 million in the same period of last year. Year-over-year, adjusted EBITDA margin expanded 260 basis points to 54.3% in the first half of 2026, compared with 51.7% in the same first half of last year.

Balance Sheet / Capital Management

The total debt outstanding as of June 30, 2026 was approximately $978 million.

For the three months ended June 30, 2026, the Company repurchased approximately 1.1 million shares of Common Stock.

The Company’s Board of Directors approved a regular quarterly cash dividend of $0.50 per share. The dividend is payable on September 25, 2026, to shareholders of record on September 10, 2026.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call tomorrow morning, August 6, at 8:00 a.m. ET to discuss the results. Analysts and investors may participate in the question-and-answer session. To participate in the conference call, please call 1-833-461-5787 (domestic) or 1-585-542-9983 (international), shortly before 8:00 a.m. ET and reference the Meeting ID 504 021 405. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. Prior to the call, a supplemental slide presentation that will be used during the conference call will be available on the Events and Presentations page of the Company’s investor relations website. For anyone who is unable to join the live event, an archive of the webcast will be available for replay shortly after the call concludes.

About Victory Capital

Victory Capital (NASDAQ: VCTR) is a diversified global asset management firm with $346.1 billion in total client assets, as of June 30, 2026. We serve institutional, intermediary, and individual clients through our Investment Franchises and Solutions Platform, which manage specialized investment strategies across traditional and alternative asset classes. Our differentiated approach combines the power of investment autonomy with the support of a robust, fully integrated operational and distribution platform. Clients have access to focused, top-tier investment talent equipped with comprehensive resources designed to deliver competitive long-term performance.

Victory Capital is headquartered in San Antonio, Texas. To learn more, visit www.vcm.com or follow us on Facebook, Twitter (X), and LinkedIn.

FORWARD-LOOKING STATEMENTS

This document may contain forward-looking statements within the meaning of applicable U.S. federal and non-U.S. securities laws. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof and include, but are not limited to, statements regarding the outlook for Victory Capital’s future business and financial performance. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital's control and could cause Victory Capital's actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward looking statements.

Although it is not possible to identify all of these risks and factors, they include, among others, the following: reductions in the assets under management (“AUM”) based on investment performance, client withdrawals, difficult market conditions and other factors such as the ongoing conflicts and potential military conflicts in Iran, Ukraine, Venezuela, China/Taiwan, and/or the Middle East, a pandemic, tariffs or trade restrictions; the nature of the Company’s contracts and investment advisory agreements; the Company's ability to maintain historical returns and sustain our historical growth; the Company's dependence on third parties to market our strategies and provide products or services for the operation of our business; the Company's ability to retain key investment professionals or members of our senior management team; the Company's reliance on the technology systems supporting our operations; the Company's ability to successfully acquire and integrate new companies; risks associated with expected benefits of the Amundi US transaction and the related impact on the Company’s business; the concentration of the Company’s investments in long only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company's efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company's ability to limit employee misconduct; the Company's ability to meet the guidelines set by our clients; the Company's exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company's ability to implement effective information and cyber security policies, procedures and capabilities; the Company's substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company's determination that we are not required to register as an “investment company” under the Investment Company Act of 1940; the fluctuation of the Company’s expenses; the Company's ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; and other risks and factors included, but not limited to, those listed under the caption “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2026, which is accessible on the SEC’s website at www.sec.gov.

In light of these risks, uncertainties and other factors, the forward-looking statements contained in this press release might not prove to be accurate. All forward-looking statements speak only as of the date made and Victory Capital undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors:

Carly Thomas

Director, Investor Relations and Responsible Business

210-694-9658

cthomas@vcm.com

Media:
Jessica Davila Burgess
Director, Global Communications
210-694-9693
jessica_davila@vcm.com

Victory Capital Holdings, Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(in thousands except per share data and percentages)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Revenue
Investment management fees	$362,243	$316,369	$282,306	$678,612	$455,607
Fund administration and distribution fees	73,118	71,620	68,906	144,738	115,207
Total revenue	435,361	387,989	351,212	823,350	570,814

Expenses
Personnel compensation and benefits	125,500	105,855	108,918	231,355	165,054
Distribution and other asset-based expenses	68,590	67,410	62,039	136,000	97,516
General and administrative	22,915	20,615	23,381	43,530	37,709
Depreciation and amortization	20,585	20,576	21,794	41,161	29,226
Change in value of consideration payable for acquisition of business	2,041	3,537	1,092	5,578	4,498
Acquisition-related costs	(653)	7,658	25,780	7,005	34,530
Restructuring and integration costs	2,634	3,153	13,994	5,787	15,159
Total operating expenses	241,612	228,804	256,998	470,416	383,692

Income from operations	193,749	159,185	94,214	352,934	187,122
Operating margin	44.5%	41.0%	26.8%	42.9%	32.8%

Other income (expense)
Interest income and other income	7,721	2,756	6,006	10,477	6,710
Interest expense and other financing costs	(12,192)	(14,081)	(13,234)	(26,273)	(26,445)
Loss on debt extinguishment	(2,028)	—	—	(2,028)	—
Total other expense, net	(6,499)	(11,325)	(7,228)	(17,824)	(19,735)

Income before income taxes	187,250	147,860	86,986	335,110	167,387

Income tax expense	(47,846)	(35,720)	(28,252)	(83,566)	(46,678)

Net income	$139,404	$112,140	$58,734	$251,544	$120,709
Preferred stock dividends	(10,018)	(9,769)	(9,673)	(19,788)	(9,673)
Income attributable to Preferred stockholders	(23,969)	(16,846)	(2,985)	(40,743)	(5,334)
Net income attributable to common shareholders	$105,417	$85,525	$46,076	$191,013	$105,702

Earnings per share of common stock
Basic	$1.70	$1.34	$0.69	$3.04	$1.61
Diluted	1.68	1.33	0.68	3.01	1.59

Weighted average number of shares outstanding
Basic	62,151	63,635	67,239	62,889	65,484
Diluted	62,782	64,388	67,980	63,593	66,358

Dividends declared per share	$0.50	$0.49	$0.49	$0.99	$0.96

Victory Capital Holdings, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures1

(unaudited; in thousands except per share data and percentages)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Net income (GAAP)	$139,404	$112,140	$58,734	$251,544	$120,709
Income tax expense	(47,846)	(35,720)	(28,252)	(83,566)	(46,678)
Income before income taxes	$187,250	$147,860	$86,986	$335,110	$167,387
Interest expense	12,283	13,658	12,200	25,941	24,721
Depreciation	2,288	2,279	3,236	4,567	5,404
Other business taxes	431	(555)	693	(124)	1,615
Amortization of acquisition-related intangible assets	18,297	18,297	18,558	36,594	23,822
Share-based compensation	10,835	3,586	2,107	14,421	3,160
Acquisition, restructuring and exit costs	8,716	18,699	53,990	27,415	67,311
Debt issuance costs	2,617	196	755	2,813	1,504
Adjusted EBITDA	$242,717	$204,020	$178,525	$446,737	$294,924
Adjusted EBITDA margin	55.8%	52.6%	50.8%	54.3%	51.7%

Net income (GAAP)	$139,404	$112,140	$58,734	$251,544	$120,709
Adjustment to reflect the operating performance of the Company
Other business taxes	431	(555)	693	(124)	1,615
Amortization of acquisition-related intangible assets	18,297	18,297	18,558	36,594	23,822
Share-based compensation	10,835	3,586	2,107	14,421	3,160
Acquisition, restructuring and exit costs	8,716	18,699	53,990	27,415	67,311
Debt issuance costs	2,617	196	755	2,813	1,504
Tax effect of above adjustments	(8,142)	(9,683)	(12,330)	(17,825)	(17,657)
Adjusted net income	$172,158	$142,680	$122,507	$314,838	$200,464

Adjusted net income per diluted share[2]	$2.08	$1.69	$1.45	$3.77	$2.68

Weighted average number of shares outstanding - diluted (GAAP)	62,782	64,388	67,980	63,593	66,358
Weighted average number of shares outstanding - diluted (Non-GAAP)[2]	82,818	84,341	84,801	83,587	74,723

Tax benefit of goodwill and acquired intangible assets	$10,716	$10,515	$10,255	$21,231	$20,396
Tax benefit of goodwill and acquired intangible assets per diluted share[2]	$0.13	$0.13	$0.12	$0.25	$0.28

Adjusted net income with tax benefit	$182,874	$153,195	$132,762	$336,069	$220,860
Adjusted net income with tax benefit per diluted share[2]	$2.21	$1.82	$1.57	$4.02	$2.96

1 The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

2The Company includes participating securities in its computation of adjusted earnings per diluted share, including shares of series A Non-Voting Convertible Preferred stock.

Victory Capital Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except for per share amounts)

	June 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$70,126	$163,690
Receivables	244,330	181,141
Prepaid expenses	22,422	16,071
Investments, at fair value	91,672	99,394
Property and equipment, net	21,418	23,833
Goodwill	1,235,940	1,235,940
Other intangible assets, net	2,441,447	2,477,617
Operating lease right-of-use assets	46,610	48,650
Other assets	1,256	1,514
Total assets	$4,175,221	$4,247,850

Liabilities and stockholders' equity
Accounts payable and accrued expenses	$77,525	$72,387
Accrued compensation and benefits	85,499	86,355
Consideration payable for acquisition of business	53,199	87,564
Deferred tax liability, net	492,135	479,792
Operating lease liabilities	44,165	45,610
Other liabilities	79,662	81,399
Long-term debt, net[1]	967,974	970,014
Total liabilities	1,800,159	1,823,121

Stockholders' equity
Common stock, $0.01 par value per share: 2026 - 600,000 shares authorized, 88,554 shares issued and 61,561 shares outstanding; 2025 - 600,000 shares authorized, 87,867 shares issued and 64,150 shares outstanding	886	879
Preferred stock, $0.01 par value per share: 2026 - 100,000 shares authorized, 20,037 shares issued and outstanding; 2025 - 100,000 shares authorized, 19,937 shares issued and outstanding	200	199
Additional paid-in capital	2,128,399	2,102,938
Treasury stock, at cost: 2026 - 26,993 shares; 2025 - 23,717 shares	(1,028,046)	(786,008)
Accumulated other comprehensive income	7,033	9,020
Retained earnings	1,266,590	1,097,701
Total stockholders' equity	2,375,062	2,424,729
Total liabilities and stockholders' equity	$4,175,221	$4,247,850

1 Balances at June 30, 2026 and December 31, 2025 are shown net of unamortized loan discount and debt issuance costs in the amount of $9.6 million and $12.5 million, respectively. The gross amount of debt outstanding was $977.6 million and $982.5 million at June 30, 2026 and December 31, 2025, respectively.

Victory Capital Holdings, Inc. and Subsidiaries

Total Client Assets

(unaudited; in millions)

	For the Three Months Ended
	June 30,	March 31,	June 30,
	2026	2026	2025
Beginning AUM	$309,835	$313,775	$167,468
Beginning other assets[1]	3,268	2,846	3,967
Beginning total client assets	313,103	316,621	171,435

AUM net cash flows	4,110	(654)	(804)
Other assets net cash flows	—	390	(1,170)
Total client assets net cash flows	4,110	(264)	(1,973)

AUM market appreciation (depreciation)	28,510	(2,797)	20,247
Other assets market appreciation (depreciation)	343	32	253
Total client assets market appreciation (depreciation)	28,853	(2,765)	20,500

AUM realizations and distributions	(5)	(456)	(3)
Acquired & divested assets / Net transfers[3]	—	(33)	111,654

Ending AUM	342,450	309,835	298,563
Ending other assets	3,611	3,268	3,050
Ending total client assets	346,061	313,103	301,613
Average total client assets[2]	334,856	321,784	288,568

	For the Six Months Ended
	June 30,	June 30,
	2026	2025
Beginning AUM	$313,775	$171,930
Beginning other assets[1]	2,846	4,165
Beginning total client assets	316,621	176,096

AUM net cash flows	3,456	(2,053)
Other assets net cash flows	390	(1,446)
Total client assets net cash flows	3,846	(3,499)

AUM market appreciation (depreciation)	25,713	17,075
Other assets market appreciation (depreciation)	375	331
Total client assets market appreciation (depreciation)	26,089	17,406

AUM realizations and distributions	(461)	(24)
Acquired & divested assets / Net transfers[3]	(33)	111,634

Ending AUM	342,450	298,563
Ending other assets	3,611	3,050
Ending total client assets	346,061	301,613
Average total client assets[4]	328,320	233,209

1 Includes low-fee (2 to 4 bps) institutional assets, previously reported in the Solutions asset class within the asset class table and in Separate Accounts and Other Pooled Vehicles within the by vehicle table. These assets are included as part of Victory’s Regulatory Assets Under Management reported in Form ADV Part 1.

2 For the three-month periods ending June 30, 2026, March 31, 2026 and June 30, 2025 total client assets revenue realization was 47.4 basis points, 47.2 basis points and 49.4 basis points, respectively.

3Includes the impact of Pioneer Investments as of April 1, 2025, increasing our AUM by $114.6 billion.

4For the six-month periods ending June 30, 2026 and 2025 total client assets revenue realization was 47.3 basis points and 50.1 basis points, respectively.

Victory Capital Holdings, Inc. and Subsidiaries

Total Assets Under Management1

(unaudited; in millions)

	For the Three Months Ended
	June 30,	March 31,	June 30,
	2026	2026	2025
Beginning assets under management	$309,835	$313,775	$167,468
Gross client cash inflows	22,424	19,181	15,731
Gross client cash outflows	(18,314)	(19,835)	(16,534)
Net client cash flows	4,110	(654)	(804)
Market appreciation (depreciation)	28,510	(2,797)	20,247
Realizations and distributions	(5)	(456)	(3)
Acquired & divested assets / Net transfers[2]	—	(33)	111,654
Ending assets under management	342,450	309,835	298,563
Average assets under management	331,345	318,746	284,977

	For the Six Months Ended
	June 30,	June 30,
	2026	2025
Beginning assets under management	$313,775	$171,930
Gross client cash inflows	41,606	25,217
Gross client cash outflows	(38,150)	(27,270)
Net client cash flows	3,456	(2,053)
Market appreciation (depreciation)	25,713	17,075
Realizations and distributions	(461)	(24)
Acquired assets / Net transfers[2]	(33)	111,634
Ending assets under management	342,450	298,563
Average assets under management	325,045	229,383

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

2Includes the impact of Pioneer Investments as of April 1, 2025, increasing the Company’s AUM by $114.6 billion.

Victory Capital Holdings, Inc. and Subsidiaries

Other Assets (Institutional)1

(unaudited; in millions)

	For the Three Months
	June 30,	March 31,	June 30,
	2026	2026	2025
Beginning other assets (institutional)	$3,268	$2,846	$3,967
Gross client cash inflows	—	627	—
Gross client cash outflows	—	(237)	(1,170)
Net client cash flows	—	390	(1,170)
Market appreciation (depreciation)	343	32	253
Realizations and distributions	—	—	—
Acquired & divested assets / Net transfers	—	—	—
Ending other assets (institutional)	3,611	3,268	3,050
Average other assets (institutional)[2]	3,511	3,039	3,591

	For the Six Months Ended
	June 30,	June 30,
	2026	2025
Beginning other assets (institutional)	$2,846	$4,165
Gross client cash inflows	627	—
Gross client cash outflows	(237)	(1,446)
Net client cash flows	390	(1,446)
Market appreciation (depreciation)	375	331
Realizations and distributions	—	—
Acquired & divested assets / Net transfers	—	—
Ending other assets (institutional)	3,611	3,050
Average other assets (institutional)[3]	3,275	3,826

1 Includes low-fee (2 to 4 bps) institutional assets, previously reported in the Solutions asset class within the asset class table and in Separate Accounts and Other Pooled Vehicles within the by vehicle table. These assets are included as part of Victory’s Regulatory Assets Under Management reported in Form ADV Part 1.

2 For the three-month periods ending June 30, 2026, March 31, 2026 and June 30, 2025 total other assets (institutional) revenue realization was 3.4 basis points, 3.5 basis points and 3.1 basis points, respectively.

3For the six-month periods ending June 30, 2026 and 2025 total other assets (institutional) revenue realization was 3.5 basis points and 3.2 basis points, respectively.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Asset Class

(unaudited; in millions)

For the Three Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.		Alternative	Total	Money Market /	Total
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Investments	Long-term	Short-term	AUM[1]
June 30, 2026
Beginning assets under management	$29,283	$10,535	$79,716	$59,798	$31,473	$92,396	$3,033	$306,235	$3,599	$309,835
Gross client cash inflows	571	286	8,305	1,894	3,879	6,740	439	22,113	311	22,424
Gross client cash outflows	(2,274)	(1,302)	(5,640)	(2,917)	(1,895)	(3,718)	(166)	(17,913)	(402)	(18,314)
Net client cash flows	(1,703)	(1,016)	2,666	(1,023)	1,984	3,022	272	4,201	(91)	4,110
Market appreciation (depreciation)	3,709	1,815	999	7,636	4,006	10,250	65	28,480	30	28,510
Realizations and distributions	—	—	—	—	—	—	(5)	(5)	—	(5)
Acquired assets / Net transfers	(4)	(3)	31	(21)	(22)	(28)	(1)	(47)	47	—
Ending assets under management	$31,285	$11,331	$83,412	$66,390	$37,441	$105,641	$3,365	$338,864	$3,585	$342,450

March 31, 2026
Beginning assets under management	$29,993	$11,179	$80,544	$63,380	$30,680	$91,228	$3,038	$310,042	$3,733	$313,775
Gross client cash inflows	776	250	5,070	3,057	2,789	6,718	287	18,946	235	19,181
Gross client cash outflows	(2,418)	(1,329)	(5,639)	(3,956)	(1,830)	(3,960)	(270)	(19,403)	(432)	(19,835)
Net client cash flows	(1,643)	(1,079)	(569)	(899)	959	2,757	17	(457)	(197)	(654)
Market appreciation (depreciation)	942	438	(13)	(2,632)	(140)	(1,594)	170	(2,829)	32	(2,797)
Realizations and distributions	—	—	(266)	—	—	—	(190)	(456)	—	(456)
Acquired assets / Net transfers	(9)	(3)	21	(50)	(26)	5	(1)	(64)	31	(33)
Ending assets under management	$29,283	$10,535	$79,716	$59,798	$31,473	$92,396	$3,033	$306,235	$3,599	$309,835

June 30, 2025
Beginning assets under management	$28,964	$13,182	$24,157	$13,104	$18,334	$63,378	$2,945	$164,064	$3,404	$167,468
Gross client cash inflows	850	457	6,014	2,266	1,520	4,093	222	15,423	308	15,731
Gross client cash outflows	(1,597)	(740)	(6,012)	(3,385)	(1,373)	(2,742)	(233)	(16,083)	(451)	(16,534)
Net client cash flows	(748)	(284)	2	(1,118)	147	1,351	(11)	(660)	(144)	(804)
Market appreciation (depreciation)	1,233	385	1,172	7,482	3,263	6,620	55	20,210	37	20,247
Realizations and distributions	—	—	—	—	—	—	(3)	(3)	—	(3)
Acquired assets / Net transfers[2]	2,194	(143)	54,420	42,376	3,833	8,639	—	111,318	335	111,654
Ending assets under management	$31,643	$13,140	$79,752	$61,844	$25,576	$79,988	$2,986	$294,930	$3,633	$298,563

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

2Includes the impact of Pioneer Investments as of April 1, 2025, increasing the Company’s AUM by $114.6 billion.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Asset Class

(unaudited; in millions)

For the Six Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.		Alternative	Total	Money Market /
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Investments	Long-term	Short-term	Total AUM[1]
June 30, 2026
Beginning assets under management	$29,993	$11,179	$80,544	$63,380	$30,680	$91,228	$3,038	$310,042	$3,733	$313,775
Gross client cash inflows	1,347	536	13,375	4,951	6,668	13,458	726	41,060	546	41,606
Gross client cash outflows	(4,693)	(2,631)	(11,278)	(6,873)	(3,725)	(7,678)	(437)	(37,316)	(834)	(38,150)
Net client cash flows	(3,346)	(2,095)	2,096	(1,922)	2,943	5,780	289	3,744	(288)	3,456
Market appreciation (depreciation)	4,651	2,253	986	5,004	3,866	8,656	236	25,651	62	25,713
Realizations and distributions	—	—	(266)	—	—	—	(195)	(461)	—	(461)
Acquired assets / Net transfers	(13)	(5)	52	(72)	(48)	(23)	(2)	(112)	79	(33)
Ending assets under management	$31,285	$11,331	$83,412	$66,390	$37,441	$105,641	$3,365	$338,864	$3,585	$342,450

June 30, 2025
Beginning assets under management	$30,584	$14,785	$24,402	$14,148	$19,095	$62,593	$2,980	$168,586	$3,344	$171,930
Gross client cash inflows	1,947	902	6,943	2,349	3,656	8,456	478	24,732	485	25,217
Gross client cash outflows	(3,331)	(1,587)	(7,557)	(3,854)	(4,623)	(5,060)	(585)	(26,597)	(673)	(27,270)
Net client cash flows	(1,383)	(685)	(614)	(1,505)	(967)	3,396	(107)	(1,865)	(188)	(2,053)
Market appreciation (depreciation)	254	(809)	1,500	6,852	3,659	5,417	134	17,008	67	17,075
Realizations and distributions	—	—	—	—	—	—	(24)	(24)	—	(24)
Acquired assets / Net transfers[2]	2,188	(150)	54,464	42,349	3,789	8,582	2	111,224	410	111,634
Ending assets under management	$31,643	$13,140	$79,752	$61,844	$25,576	$79,988	$2,986	$294,930	$3,633	$298,563

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

2Includes the impact of Pioneer Investments as of April 1, 2025, increasing the Company’s AUM by $114.6 billion.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Region

(unaudited; in millions)

	As of June 30,
	2026		2025
(in millions)	Amount	% of total	Amount	% of total
U.S.	$279,879	82%	$250,035	84%
Non-U.S.	62,571	18%	48,528	16%
Total AUM[1]	$342,450	100%	$298,563	100%

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Vehicle

(unaudited; in millions)

For the Three Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other	Total
	Funds[1]	ETFs[2]	Vehicles[3]	AUM[4]
June 30, 2026
Beginning assets under management	$167,775	$16,401	$125,659	$309,835
Gross client cash inflows	7,271	1,535	13,618	22,424
Gross client cash outflows	(10,174)	(341)	(7,799)	(18,314)
Net client cash flows	(2,903)	1,194	5,819	4,110
Market appreciation (depreciation)	15,849	1,576	11,084	28,510
Realizations and distributions	—	—	(5)	(5)
Acquired assets / Net transfers	(25)	—	25	—
Ending assets under management	$180,696	$19,171	$142,583	$342,450

March 31, 2026
Beginning assets under management	$172,203	$15,049	$126,523	$313,775
Gross client cash inflows	7,793	1,770	9,618	19,181
Gross client cash outflows	(11,372)	(464)	(7,999)	(19,835)
Net client cash flows	(3,579)	1,306	1,619	(654)
Market appreciation (depreciation)	(849)	79	(2,027)	(2,797)
Realizations and distributions	—	—	(456)	(456)
Acquired assets / Net transfers	—	(33)	—	(33)
Ending assets under management	$167,775	$16,401	$125,659	$309,835

June 30, 2025
Beginning assets under management	$108,392	$10,253	$48,823	$167,468
Gross client cash inflows	6,935	1,568	7,227	15,731
Gross client cash outflows	(9,716)	(264)	(6,554)	(16,534)
Net client cash flows	(2,781)	1,305	672	(804)
Market appreciation (depreciation)	11,465	319	8,463	20,247
Realizations and distributions	—	—	(3)	(3)
Acquired assets / Net transfers[5]	50,897	97	60,660	111,654
Ending assets under management	$167,973	$11,975	$118,615	$298,563

1 Includes institutional and retail share classes, money market and VIP funds.

2 Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.

3 Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.

4Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

5Includes impact of Pioneer Investments as of April 1, 2025, increasing the Company’s AUM by $114.6 billion.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Vehicle

(unaudited; in millions)

For the Six Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other	Total
	Funds[1]	ETFs[2]	Vehicles[3]	AUM[4]
June 30, 2026
Beginning assets under management	$172,203	$15,049	$126,523	$313,775
Gross client cash inflows	15,065	3,305	23,236	41,606
Gross client cash outflows	(21,547)	(805)	(15,797)	(38,150)
Net client cash flows	(6,482)	2,500	7,439	3,456
Market appreciation (depreciation)	15,000	1,656	9,058	25,713
Realizations and distributions	—	—	(461)	(461)
Acquired assets / Net transfers	(25)	(33)	25	(33)
Ending assets under management	$180,696	$19,171	$142,583	$342,450

June 30, 2025
Beginning assets under management	$113,645	$7,508	$50,777	$171,930
Gross client cash inflows	10,258	4,630	10,329	25,217
Gross client cash outflows	(16,044)	(515)	(10,710)	(27,270)
Net client cash flows	(5,786)	4,115	(381)	(2,053)
Market appreciation (depreciation)	9,222	270	7,583	17,075
Realizations and distributions	—	—	(24)	(24)
Acquired assets / Net transfers[5]	50,892	82	60,660	111,634
Ending assets under management	$167,973	$11,975	$118,615	$298,563

1 Includes institutional and retail share classes, money market and VIP funds.

2 Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.

3 Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.

4Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

5Includes the impact of Pioneer Investments as of April 1, 2025, increasing the Company’s AUM by $114.6 billion.

Information Regarding Non-GAAP Financial Measures

Victory Capital uses non-GAAP financial measures referred to as Adjusted EBITDA and Adjusted Net Income to measure the operating profitability of the Company. These measures eliminate the impact of one-time acquisition, restructuring and integration costs and demonstrate the ongoing operating earnings metrics of the Company. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of the Company.

Adjusted EBITDA

Adjustments made to GAAP Net Income to calculate Adjusted EBITDA, as applicable, are:

•
Adding back income tax expense;
•
Adding back interest paid on debt and other financing costs, net of interest income;
•
Adding back depreciation on property and equipment;
•
Adding back other business taxes;
•
Adding back amortization expense on acquisition-related intangible assets;
•
Adding back share-based compensation expense associated with equity awards in connection with acquisitions and certain one-time performance-based shares;
•
Adding back direct incremental costs of acquisitions, including restructuring costs;
•
Adding back debt issuance cost expense;

Adjusted Net Income

Adjustments made to GAAP Net Income to calculate Adjusted Net Income, as applicable, are:

•
Adding back other business taxes;
•
Adding back amortization expense on acquisition-related intangible assets;
•
Adding back share-based compensation expense associated with equity awards in connection with acquisitions and certain one-time performance-based shares;
•
Adding back direct incremental costs of acquisitions, including restructuring costs;
•
Adding back debt issuance cost expense;
•
Subtracting an estimate of income tax expense applied to the sum of the adjustments above.

Tax Benefit of Goodwill and Acquired Intangible Assets

Due to Victory Capital’s acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide it with additional significant supplemental economic benefit. The tax benefit of goodwill and intangible assets represent the tax benefits associated with deductions allowed for intangible assets and goodwill generated from prior acquisitions in which the Company received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangible assets with a step-up in tax basis.